Exhibit 99.1


ISP                                          ORGANIZATIONAL CHANGE
--------------------------------------------------------------------------------


                                                        May 2005



We are pleased to announce that PETER J. GANZ has been elected Senior Vice President, General Counsel, and Secretary, International Specialty Holdings Inc., effective immediately, reporting to the undersigned.

Peter started with ISP in 1995 as Associate General Counsel-Litigation and assumed additional Government Relations responsibilities in May 1997. Since this time, Peter has held increasingly more responsible positions including VP Legal Affairs and Deputy General Counsel, SVP Legal Affairs and Deputy General Counsel, and most recently, SVP and General Counsel, ISP Chemco, Inc., our operating subsidiary, and Chief Compliance Officer.

Peter received his A.B. summa cum laude from Duke University in 1984 and his J.D. magna cum laude from Harvard Law School in 1987. Prior to joining ISP, he was associated with the law firms of McCarter & English in Newark, New Jersey, and Kramer, Levin, Nessen, Kamin & Frankel in New York City.

Rich Weinberg has decided to pursue another opportunity and will be leaving ISP, effective July 15, after transitioning his duties to Peter. Rich joined the Company as Vice President Law in April 1993 and became General Counsel in 1996. We are very appreciative of Rich's many contributions to the success of our Companies, we will miss him, and wish him continued success in his future endeavors.




//Sunil Kumar                                   //Samuel J. Heyman
President & CEO                                 Chairman




Distribution: ISP Worldwide
              G. Schneid, GAFMC